Exhibit 4.2
(for US)

AGREEMENT CONCERNING
ALLOCATION OF THE STOCK ACQUISITION RIGHTS
OF SONY CORPORATION
FOR THE FISCAL YEAR 2009

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the special resolution adopted at the 92nd Ordinary General Meeting of Shareholders held on June 19, 2009 and the resolution of the Board of Directors adopted on November 20, 2009:

Article 1	(Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.  This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1 and form an integral part of this Agreement, and (2) the conditions and restrictions provided for in this Agreement.  The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement.  Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein.  In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3	(Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for   Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on December 9, 2009 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person:

                  (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(4)	Period during which the Options may be exercised:

From and including December 9, 2010, to and including December 8, 2019 (hereinafter referred to as the “Term”), however, exercise of the Options is subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4	(Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)                                    Mitsubishi UFJ Trust and Banking Corporation

                           Corporate Agency Division

                           4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Option.

Article 5             (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)
Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6	(Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7	(Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options.  Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8	(Issuance of ADRs)

The Corporation currently maintains an American Depositary Receipt program in the United States pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation.  During the time the Corporation maintains an American Depositary Receipt program in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows.

Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person.  Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs.  For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

Article 9	(Treatment in Events of Corporate Transaction)

1.          In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Option outstanding immediately prior to such transaction (whether or not then exercisable).

2.          In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one or more of the transactions or events described in the immediately preceding paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 10	(Withholding by the Corporation)

In connection with Condition 13(2) of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options.  This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.          Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.          Notwithstanding the immediately preceding paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.          With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person.  In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement.  Decisions of the

Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties.  None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 14	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)
sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 15	(Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries.  Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause.  Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 16	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan.  The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement and the grant of the Options provided for herein shall be effective as of the date that either: (i) two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original or (ii) the Qualified Person has accepted the grant of Options via electronic means, in accordance with procedures specified by the Corporation (including any Sony Group Company) for such purpose, by providing a valid electronic signature.

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:   _______________________________________
Howard Stringer
Chairman, Chief Executive Officer and President,
Representative Corporate Executive Officer
Date:  December 8, 2009

QUALIFIED PERSON

By:   _______________________________________
Name:

Address:
Date:  December 8, 2009

(for other than US)

AGREEMENT CONCERNING
ALLOCATION OF THE STOCK ACQUISITION RIGHTS
OF SONY CORPORATION
FOR THE FISCAL YEAR 2009

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the special resolution adopted at the 92nd Ordinary General Meeting of Shareholders held on June 19, 2009 and the resolution of the Board of Directors adopted on November 20, 2009:

Article 1	(Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.  This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1 and form an integral part of this Agreement, and (2) the conditions and restrictions provided for in this Agreement.  The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement.  Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein.  In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3	(Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for   Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on December 9, 2009 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person:

                  (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(4)	Period during which the Options may be exercised:

From and including December 9, 2010, to and including December 8, 2019 (hereinafter referred to as the “Term”), however, exercise of the Options is subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4	(Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)                                    Mitsubishi UFJ Trust and Banking Corporation

                           Corporate Agency Division

                           4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Option.

Article 5             (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)
Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6	(Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7	(Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options.  Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8	(Issuance of ADRs)

The Corporation currently maintains an American Depositary Receipt program in the United States pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation.  During the time the Corporation maintains an American Depositary Receipt program in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows.

Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person.  Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs.  For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

Article 9	(Treatment in Events of Corporate Transaction)

1.          In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Option outstanding immediately prior to such transaction (whether or not then exercisable).

2.          In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one or more of the transactions or events described in the immediately preceding paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 10	(Withholding by the Corporation)

In connection with Condition 13(2) of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options.  This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13	(Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 attached hereto for the benefit of the Corporation.

Article 14	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.          Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.          Notwithstanding the immediately preceding paragraph, if it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.          With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person.  In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement.  Decisions of the

Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties.  None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 15	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)
sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 16	(Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries.  Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause.  Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 17	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan.  The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement and the grant of the Options provided for herein shall be effective as of the date that either: (i) two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original or (ii) the Qualified Person has accepted the grant of Options via electronic means, in accordance with procedures specified by the Corporation (including any Sony Group Company) for such purpose, by providing a valid electronic signature.

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:   _______________________________________
Howard Stringer
Chairman, Chief Executive Officer and President,
Representative Corporate Executive Officer
Date:  December 8, 2009

QUALIFIED PERSON

By:   _______________________________________
Name:

Address:
Date:  December 8, 2009

Exhibit 1

TERMS AND CONDITIONS OF THE NINETEENTH SERIES OF
STOCK ACQUISITION RIGHTS
FOR SHARES OF COMMON STOCK OF SONY CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Nineteenth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Options”) of Sony Corporation (hereinafter referred to as the “Corporation”) issued on December 9, 2009 by the Corporation in accordance with the special resolution adopted at the 92nd Ordinary General Meeting of Shareholders held on June 19, 2009 and the resolution of the Board of Directors adopted on November 20, 2009:

1.	Aggregate Number of Options

15,283

2.	Class and Number of Shares to be Issued or Transferred upon Exercise of Options

The class of shares to be issued or transferred upon exercise of the Options shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Option (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Options shall be 1,528,300 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”).  However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Options shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Options as prescribed in Condition 1 above.

3.	Adjustment of Number of Granted Shares

(1)
In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2)
An adjustment to the Number of Granted Shares under the immediately preceding item shall be made only with respect to the Number of Granted Shares for the Options which have not been exercised at the time of the adjustment.  Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3)
The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4)
When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4.	Payment in exchange for Options

The Options are issued without payment of any consideration to the Corporation.

5.	Allotment Date of Options

December 9, 2009 (hereinafter referred to as the “Allotment Date”)

6.	Amount of Assets to be Contributed upon Exercise of Options

The amount of assets to be contributed upon exercise of the Options shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares.  The Exercise Price is initially as set forth in Exhibit 2 attached to the Agreement concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2009 dated December 8, 2009.

7.	Adjustment of Exercise Price

(1)
In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Options, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) cent resulting from the adjustment shall be rounded up to the nearest one (1) cent:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of split or consolidation

(2)	In the case that the Exercise Price is adjusted pursuant to the immediately preceding item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3)
In addition to the cases in item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)	When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii)	In addition to item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that cause or may cause a change in the total number of the issued Common Stock.

(4)
When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8.	Period during which Options May be Exercised

From and including December 9, 2010, up to and including December 8, 2019.  If the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period.

9.	Conditions for Exercise of Options

(1)	No Option may be exercised in part.

(2)	In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation,

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amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Options may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10.	Restrictions under the U.S. Securities Act and Other Matters

The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Options or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.  The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable.

The exercise of any Option granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.  The Corporation may, in its sole discretion, defer the effectiveness of the exercise of an Option granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Corporation shall inform the holder of such Option in writing of the decision to defer the effectiveness of the exercise of such Option granted hereunder.  During the period that the effectiveness of the exercise of an Option has been deferred, the holder of such Option may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11.	Mandatory Repurchase of Options

Not applicable.

12.	Restrictions on Acquisition of Options through Transfer

The Options cannot be acquired through transfer (other than any transfer of Options that are vested and exercisable upon the death of a holder of the Options to such holder’s estate or beneficiaries), unless such acquisition is expressly approved by the Board of Directors of the Corporation.

13.	Application for Exercise of Options and Manner of Payment

(1)
In the case of exercise of the Options, the holder of the Options shall exercise the Options by submitting an exercise request together with the information required by the Corporation either electronically or telephonically through the process designated by the Corporation from time to time.

(2)
With completion of the process for Exercise of the Options as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Options, including any applicable taxes and all other costs or fees associated with the exercise (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation.  The entitlement of a holder of the Options to the receipt of the Common Stock upon exercise of an Option is subject to the payment in full of any federal, state, local and foreign taxes of any kind required to be withheld with respect to the exercise of such Option, as well as the payment in full of any costs or fees (such as brokerage fees) associated with the exercise of such Option.

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(3)	Except as provided for in Condition 10, any holder of the Options who has completed the process as provided in (1) above, may not cancel such exercise thereafter.

14.	Place where Applications for Exercise of Options are Made

Sony Corporation of America, Human Resources, or its duly authorized designee

15.	Payment Handling Place on Exercise of Options

Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office)

16.	Effective Date and Time of Exercise of Options

Except as provided for in Condition 10, the exercise of the Options shall become effective when the holder of the Options has duly completed the process set forth in items (1) and (2) of Condition 13 and the Corporation or its designee has accepted the exercise.

17.	Matters concerning Amount of Capital and Additional Paid-in Capital Increased by Issuance of Shares upon Exercise of Options

(1)
The amount of capital increased by the issue of the shares upon exercise of the Options shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2)
The amount of additional paid-in capital increased by the issue of the shares upon exercise of the Options shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

18.	Handling of Matters Relating to Abolition of Unit Share System

In the case that the Corporation abolishes the unit share system after the Allotment Date of the Options, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

19.	Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations

In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Options, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

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Exhibit 2

Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ 29.56.

Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (as defined in Article 3 of the Agreement concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2009 dated December 8, 2009) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ 29.56, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price.  In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about December 9, 2009.  The provisions with respect to the initial Exercise Price in the Notice shall automatically supersede the provisions in this Exhibit 2.

Exhibit 3 (for other than US)

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Paragraph 1 of Article 2 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2009 (hereinafter referred to as the “Agreement”).  Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the Agreement.

1.          (Period during which the Options may be exercised)

Notwithstanding Item (4) of Article 3 of the Agreement, from and including December 9, 2010 to and including December 8, 2019 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Item 2(1) below.).

2.	(Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Notwithstanding Item 1 above, and the Options shall vest and become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

(2)
In case that the Qualified Person forfeits either status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item 1 above.

(i)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(ii)	If the Qualified Person ceases to be a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 7 of the Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the day one (1) year after the Status Forfeit Date elapses, but may not exercise the Options which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the day one (1) year after the Status Forfeit Date elapses subject to the provision of Article 7 of the Agreement; and

(iii)	If the Qualified Person forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the day one (1) year after the Status Forfeit Date elapses, but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the day one (1) year after the Status Forfeit Date elapses.

(3)	The Qualified Person may not exercise the Options in any of the following cases:

(i)
If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii)	If the Qualified Person violates any provision of the Agreement.

(4)	The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Options.

Exhibit 4

The Qualified Person confirms the following matters pursuant to Article 13 of the Allocation Agreement.

1.     (Employment Contract)
I understand that nothing in the Sony Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of an Option creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:
•	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
•	any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and
•	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan.  I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.     (Data Protection)
I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled.  I understand that I can contact the Secretariat of the Stock Option Plan, Employee Relations, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Employee Relations, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

3.     (Payment of Tax, Social Security or Other Amounts)
I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) unless I, as the participant in the Plan, discharge the liability myself.

4.     (Tax Filings)
By signing the Allocation Agreement, I agree to:
(1)	make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)
comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.     (Pensions)
I understand and agree that this grant of Options to me will not affect my pension rights in any way.  No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan.  Any pension I may receive will not be increased by my participation in this Plan.

6.     (Tax Treatment)
I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options.  The Options are not tax qualified in any jurisdiction.

[European Union (excluding Austria):
The qualified person is being offered participation in the Plan in order to provide an additional incentive and to encourage employee Share ownership and so increase interest of the qualified person in the success of the Corporation. Further information about the Corporation can be obtained from www.sony.com. The number of Shares being offered under the Plan will not exceed 1,528,300. The obligation to publish a prospectus under the EU Prospectus Directive does not apply to the offer of the Plan because of Article 4(1)(e) of that directive.]

[Austria:
Shares are offered to the qualified person by the Corporation, a Japanese corporation with its principal place of business at 7-1, Konan 1-chome, Minato-ku, Tokyo, Japan, in accordance with the terms of the Plan. More information about the Corporation is available on www.sony.com. The qualified person is being offered shares under the Plan in order to provide an additional incentive and to encourage employee share ownership and so increase  interest of the qualified person in the Corporation’s success. The number of the Shares being offered under the Plan will not exceed 1,528,300.

This document was compiled in accordance with s3 ss1 no12 of the Austrian Capital Market Act (KMG) and the corresponding Regulation of the Financial Market Authority (Finanzmarktaufsicht – FMA) on the mandatory requirements as to the content of a document replacing a prospectus, as published in the Austrian Federal Gazette BGBl II No. 236/2005. This document replaces a prospectus in accordance with the Austrian Capital Market Act.]

[Argentina:
This is a private offer. It is not subject to the supervision of the Argentine Securities Exchange Commission (Comision Nacional de Valores (CNV)) or any other governmental authority in Argentina.]

[Denmark:

1	Tildelingstidspunkt for aktieoptioner i Sony Corporation (”Optionerne”)	1	The time of the grant of the stock acquisition rights of Sony Corporation (the “Options”)

Aftale Vedrørende Tildeling af Aktieoptioner i Sony Corporation for Regnskabsåret 2009 (”Tildelingsaftalen”) er indgået mellem Sony Corporation og modtageren (den ”Kvalificerede Person”) pr. 8. december 2009. Datoen for tildelingen af Optionerne er den 9. december 2009.		The Agreement Concerning Allocation of the Stock Acquisition rights of Sony Corporation for the Fiscal Year 2009 (the “Allocation Agreement”) is entered into between Sony Corporation and the grantee (the “Qualified Person”) as of December 8, 2009. The date of the grant of the Options is December 9, 2009.

2	Kriterier eller betingelser for tildelingen	2	The criteria or conditions for the grant

Optioner tildeles direktionsmedlemmer og medarbejdere udvalgt af Sony Corporation (”Selskabet”), som underskriver Tildelingsaftalen af 8. december 2009.		Options are granted to officers and employees selected by Sony Corporation (the “Corporation”) who sign the Allocation Agreement as of December 8, 2009.

3	Udnyttelsestidspunktet eller udnyttelsesperioden eller information om hvorledes udnyttelsestidspunkt fastsættes	3	The exercise time or exercise period or information on how the exercise time is determined

Optionerne modnes og kan udnyttes i tre omtrent lige store årlige rater, fra og med årsdagen for tildelingen.		The Options shall vest and become exercisable in three approximately equal annual instalments beginning on the first anniversary of the date of the grant.

4	Tegningskursen eller information om hvorledes tegningskursen fastsættes	4	The subscription price or information on how the subscription price is fixed

Beløbet som erlægges pr. aktie udstedt eller overdraget når Optionerne udnyttes (herefter ”Udnyttelseskursen”) er som udgangspunkt US$ 29.56		Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ 29.56.

Det forudsættes dog, at såfremt det US-dollar beløb, der opnås ved at dele slutkursen for stamaktier i Sony Corporation i den regulære handel hermed på Tokyo Stock Exchange (herefter ”Slutkursen”) den 9. december 2009 (”Tildelingsdatoen”) (såfremt der ikke er nogen Slutkurs denne dato, vil Slutkursen på den umiddelbart forudgående handelsdag være gældende) med den gennemsnitlige kursnotering hos en ledende erhvervsbank i Tokyo, som sælger spot US-dollar ved telegrafisk overførsel af yen i ti (1o) på hinanden følgende handelsdage (eksklusiv dage hvor der ikke er nogen Slutkurs) umiddelbart forud for Tildelingsdatoen (herefter ”Referencekursen”) (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) er højere end US$ 29.56, så skal beløbet svarende til US-dollar beløbet beregnet ved at dele Slutkursen på Tildelingsdatoen med Referencekursen (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) skal udgøre den første Udnyttelseskurs. I så fald skal Selskabet oplyse en sådan første Udnyttelseskurs til den Kvalificerede Person ved fremsendelse af meddelelse herom (herefter ”Meddelelsen”) på eller omkring den 9. december 2009.		Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of shares of common stock of Sony Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on December 9, 2009 (the “Allotment Date”) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ 29.56, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about December 9, 2009.

5	Medarbejderens rettigheder ved ansættelsesforholdets ophør	5	The employee’s rights in connection with the termination of employment

(1) I tilfælde af at den Kvalificerede Person mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony-koncernen på grund af en af følgende årsager, skal udnyttelsen af Optionerne være underlagt de begrænsninger, der er beskrevet nedenfor; dog forudsat at Optionerne under ingen omstændigheder kan udnyttes efter perioden angivet under punkt 3 ovenfor.		(1) In case that the Qualified Person forfeits either status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item 3 above.

(i) Såfremt den Kvalificerede Person bortvises eller opsiges i henhold til Selskabets eller Sony Koncernens ansættelsesregler eller fjernes fra embedet:		(i) If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

Den Kvalificerede Person kan ikke udnytte Optionerne på eller efter datoen på hvilken han/hun mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller Sony Koncernen (herefter “Fortabelsesdatoen”);		The Qualified Person may not exercise the Options on and after the day on which he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(ii) Såfremt den Kvalificerede Person ophører med at være bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony Koncernen på grund af den Kvalificerede Persons død:		(ii) If the Qualified Person ceases to be a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

I henhold til bestemmelse 7 i Tildelingsaftalen kan arvingerne til den Kvalificerede Person udnytte Optionerne, som kan udnyttes i henhold til punkt (1) i denne bestemmelse pr. Fortabelsesdatoen (herefter de “Modnede Optioner”) indtil og inklusive dagen et (1) år efter Fortabelsesdatoen, men kan dog ikke udnytte Optionerne, som ikke er modnede i henhold til afsnit 1 i denne bestemmelse pr. Fortabelsesdatoen (herefter de ”Ikke Modnede Optioner”), på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader arvingerne til den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med dagen et (1) år efter Fortabelsesdagen i henhold til bestemmelserne i bestemmelse 7 i Tildelingsaftalen; og	Subject to the provision of Article 7 of the Allocation Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the day one (1) year after the Status Forfeit Date elapses, but may not exercise the Options which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the day one (1) year after the Status Forfeit Date elapses subject to the provision of Article 7 of the Allocation Agreement; and

(iii) Såfremt den Kvalificerede Person mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony Koncernen på grund af andre for-hold:	(iii) If the Qualified Person forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any other events:

Den Kvalificerede Person kan udnytte de Modnede Optioner indtil og inklusive dagen et (1) år efter Fortabelsesdatoen, men kan dog ikke udnytte de Ikke Modnede Optioner på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og arvingerne til den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med dagen et (1) år efter Fortabelsesdagen.	The Qualified Person may exercise the Exercisable Options until and including the day one (1) year after the Status Forfeit Date elapses, but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the day one (1) year after the Status Forfeit Date elapses.

(2) Den Kvalificerede Person kan ikke udnytte Optionerne i følgende tilfælde:		(2) The Qualified Person cannot exercise the Options in any of the following cases:

(i) Såfremt den Kvalificerede Person arbejder for en konkurrent til Selskabet eller Sony Koncernen som denne konkurrents direktionsmedlem, medarbejder eller konsulent, og en af de udvalgte Repræsentanter for Ledelsen i Selskabet vælger ikke at tillade en sådan Kvalificeret Persons udnyttelse af Optionerne tildelt til denne Kvalificerede Person.		(i) If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii) Såfremt den Kvalificerede Person af Selskabet anses for at have udøvet illoyale handlinger mod Selskabet eller Sony Koncernen.		(ii) If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii) Såfremt den Kvalificerede Person misligholder bestemmelserne i denne Aftale.		(iii) If the Qualified Person violates any provision of the Agreement.

6	Økonomiske aspekter af deltagelse i aktieoptionsprogrammet	6	The financial aspects of participating in the stock option program

Aktieoptioner er risikobetonede værdipapirer, der er afhængige af aktiemarkedet. Som følge heraf er der ingen garanti for, at udnyttelsen af aktieoptioner udløser en fortjeneste. Tildelingen af aktieoptioner har ingen økonomiske konsekvenser for den Kvalificerede Person.]		Stock options are risky securities that are influenced by the share market. Consequently, there is no guarantee that the exercise of the stock options will trigger a profit. The grant of stock options has no financial consequences for the Qualified Person.

[Turkey:
This document is for information purposes only and no information herein is provided for the purpose of offering, marketing and sale by any means of any capital market instruments in the Republic of Turkiye. Therefore, this document may not be considered as an offer made or to be made to Turkish residents. The Plan has not been and will not be registered with the Turkish Capital Markets Board and accordingly the Shares acquired may not be offered or sold within the Republic of Turkiye under prevailing capital markets regulations. There is, however, no restriction on the purchase or sale of the Shares by residents of the Republic of Turkiye, provided that: they purchase or sell such Shares in the financial markets outside of the Republic of Turkiye; and such sale and purchase is made through banks, and/or licensed brokerage institutions in the Republic of Turkiye.]

[Australia:
The qualified person confirms that the qualified person acknowledges and understands the following matters.

1.
The Exercise Price will be calculated in future on the Allotment Date in accordance with Exhibit 2 of the Agreement.  By way of example only, if the Allotment Date was the date of the offer of the Options under the Agreement (being December 8, 2009), the Exercise Price would be US$ 29.56, of which the Australian dollar equivalent is A$ 32.36 (calculated at the rate of A$ 1 = US$ 0.9135, the rate of exchange at December 8, 2009).

2.
The Corporation undertakes that upon request, the information about the current market price of the shares of the Corporation throughout the offer period (including information about the Australian dollar equivalent of that price and of the Exercise Price) will be provided to the Qualified Person within a reasonable time of such request being made to Sony Computer Entertainment Australia Pty Limited (Level 1, 63-73 Ann Street, Surry Hills, NSW 2010 Australia, Tel: +61-2-9324-9521, Fax: +61-2-9324-9558).

3.
Any advice given by the Corporation in connection with the Options is general advice only.  Nothing in the documentation is to be taken to constitute a recommendation or statement of opinion that is intended to influence a person or persons in making a decision to acquire any Options and the Qualified Person should consider obtaining his/her own financial product and/or legal advice from an independent person.  The documentation does not take into account the objectives, financial situation or needs of any particular person.  Before acting on the information contained in the documentation, or making a decision to participate, the Qualified Person should seek professional advice as to whether participation is appropriate in light of his or her personal circumstances.

4.	The Qualified person has no rights until the Exercise Price is determined on the Allotment Date in accordance with Exhibit 2 of the Agreement.]